EXHIBIT 23(a)




                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of LCS Industries, Inc. on Form S-3 of our reports dated December 22, 1994 appearing in and incorporated by the reference in the Annual Report on Form 10-K of LCS Industries, Inc. for the year ended September 30, 1994 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus which is part of this Registration Statement.







/S/Deloitte & Touche LLP

Parsippany, New Jersey
May 31, 1995
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